Exhibit 99

Contacts:

Media	Media Investor Relations
Robert C. Ferris (973) 455-3388 rob.ferris@honeywell.com	Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

HONEYWELL REPORTS FULL-YEAR 2015 SALES OF $38.6 BILLION;
EARNINGS UP 10% TO $6.10

•	4Q15 EPS (Ex-Pension MTM) of $1.58, Up 10%; Core Organic Sales ~Flat*
•	4Q15 Segment Margin Improvement of 290 bps to 18.8%, Up 140 bps Ex-4Q14 $184M OEM Incentives
•	Completed Acquisition of Elster on December 29, 2015, Integration Underway
•	Reaffirming 2016 EPS Guidance (Ex-Pension MTM) of $6.45-$6.70, Up 6-10%

MORRIS PLAINS, N.J., January 29, 2016 -- Honeywell (NYSE: HON) today announced results for the fourth quarter and full-year of 2015:

Total Honeywell

($ Millions, except Earnings Per Share)	FY 2014	FY 2015	Change
Sales	40,306	38,581	(4%)
Segment Margin	16.6%	18.8%	220 bps
Operating Income Margin (Ex-Pension MTM)	15.1%	17.9%	280 bps
Earnings Per Share (Reported)	$5.33	$6.04	13%
Earnings Per Share (Ex-Pension MTM)	$5.56	$6.10	10%
Cash Flow from Operations	5,024	5,454	9%
Free Cash Flow (1)	3,930	4,381	11%

	4Q 2014	4Q 2015	Change
Sales	10,266	9,982	(3%)
Segment Margin	15.9%	18.8%	290 bps
Operating Income Margin (Ex-Pension MTM)	14.5%	18.0%	350 bps
Earnings Per Share (Reported)	$1.20	$1.53	28%
Earnings Per Share (Ex-Pension MTM)	$1.43	$1.58	10%
Cash Flow from Operations	1,762	1,959	11%
Free Cash Flow (1)	1,348	1,571	17%

(1)	Cash Flow from Operations Less Capital Expenditures

*Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth. A reconciliation of core organic sales growth to reported sales growth is provided in the attached financial tables.

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Q4’15 Results - 2

            “Honeywell delivered a strong fourth quarter, capping off another year of robust margin expansion, earnings growth, and cash flow,” said Honeywell Chairman and CEO Dave Cote. “We grew earnings 10% in a tough environment, representing our sixth consecutive year of double-digit earnings growth. Segment margins grew by 220 basis points driven by strong execution across the portfolio and our key process initiatives, including HOS Gold. Free Cash Flow for the full year increased 11% to $4.4 billion, which exceeded the high-end of our guidance range and included over 125% conversion in the fourth quarter.  We committed to more than $6 billion in acquisitions in 2015 to bolster our Great Positions in Good Industries, reinvested $1.1 billion in our businesses through high-return capital expenditure projects, and returned more than $3.5 billion to our shareowners, including a 15% increase in our dividend.  We also funded more than $160 million in new restructuring projects, including $60 million in the fourth quarter, which will put us in an even stronger position for the future.”

“We are planning conservatively in 2016 as we are expecting another year of slow global economic growth,” continued Cote.  “But, we remain confident in Honeywell’s ability to outperform. We will support growth where there are opportunities to drive outperformance, be cautious in our sales planning, plan costs and spending conservatively, and continue to support the seed planting for new products, services, geographies, and process improvements that allow us to perform well now and in the future.  We expect continued margin expansion and earnings outperformance in 2016 and over the long term, supported by our balanced portfolio, HOS Gold breakthrough goals, further penetration of High Growth Regions, and funded restructuring projects.”

The company also reaffirms its full-year 2016 guidance.

2016 Full-Year Guidance

	2016 Current Guidance	Change vs. 2015
Sales	$39.9B - $40.9B	3% - 6%
Core Organic Growth		1% - 2%
Segment Margin	18.9% - 19.3%	10 - 50 bps (2)
Operating Income Margin (Ex-Pension MTM)	18.0% - 18.4%	10 - 50 bps (3)
Earnings Per Share (Ex-Pension MTM)	$6.45 - $6.70	6% - 10%
Free Cash Flow (1)	$4.6 - $4.8B	5% - 10%
1.	Cash Flow from Operations Less Capital Expenditures
2.	Segment Margin Ex-M&A Up 80 - 110 bps
3.	Operating Margin Ex-M&A Up 80 - 110 bps

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Q4’15 Results - 3

Full-year and fourth quarter 2015 results by business segment are provided below.

Segment Performance

Aerospace

($ Millions)	FY 2014	FY 2015	% Change
Sales	15,598	15,237	(2%)
Segment Profit	2,915	3,218	10%
Segment Margin	18.7%	21.1%	240 bps
($ Millions)	4Q 2014	4Q 2015	% Change
Sales	3,842	3,983	4%
Segment Profit	663	856	29%
Segment Margin	17.3%	21.5%	420 bps

•	Sales for the fourth quarter were up 2% on a core organic basis, and were up 4% reported driven by the $184 million OEM incentives incurred in the fourth quarter of 2014 partially offset by the unfavorable impact of foreign currency. Commercial OE sales were up 9% on a core organic basis (45% reported) driven by strong Business and General Aviation (BGA) engine shipments and higher shipments to large Air Transport and Regional (ATR) OEMs. Commercial Aftermarket sales were up 3% on a core organic basis (2% reported) driven by continued growth in repair and overhaul activities. Defense & Space sales decreased (1%) on a core organic basis (down 3% reported) driven by lower sales to the U.S. government and a difficult prior year comparison in the international business. Transportation Systems sales were up 1% on a core organic basis driven by new platform launches and higher diesel and gas turbo penetration on passenger vehicles, partially offset by lower commercial vehicle production. TS sales were down (10%) reported due to the unfavorable impact of foreign currency.

•	Segment profit for the fourth quarter was up 29% and segment margins expanded 420 bps to 21.5%, driven by the fourth quarter 2014 OEM incentives, productivity net of inflation, and commercial excellence, partially offset by the margin impact of higher OE shipments and continued investments for growth. Excluding the fourth quarter 2014 OEM incentives, segment profit was up 1%, and segment margins expanded 50 basis points.

Automation and Control Solutions

($ Millions)	FY 2014	FY 2015	% Change
Sales	14,487	14,109	(3%)
Segment Profit	2,200	2,313	5%
Segment Margin	15.2%	16.4%	120 bps
($ Millions)	4Q 2014	4Q 2015	% Change
Sales	3,847	3,721	(3%)
Segment Profit	613	616	Flat
Segment Margin	15.9%	16.6%	70 bps

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Q4’15 Results - 4

•	Sales for the fourth quarter were flat on a core organic basis and down (3%) reported driven by the unfavorable impact of foreign currency. Energy, Safety & Security (ESS) sales decreased (1%) on a core organic basis (down 3% reported) driven primarily by a difficult prior year comparison in Sensing & Productivity Solutions (S&PS), partially offset by continued growth in Security and Fire (HSF) on a global basis. Building Solutions & Distribution (BSD) sales increased 3% on a core organic basis (down 3% reported) driven by continued strength in Americas Distribution partially offset by slowing Building Solutions backlog conversion.

•	Segment profit for the fourth quarter was flat and segment margins expanded 70 bps to 16.6% driven by productivity net of inflation, benefits of previously funded restructuring projects, and commercial excellence, partially offset by continued investments for growth.

Performance Materials and Technologies

($ Millions)	FY 2014	FY 2015	% Change
Sales	10,221	9,235	(10%)
Segment Profit	1,817	1,935	6%
Segment Margin	17.8%	21.0%	320 bps
($ Millions)	4Q 2014	4Q 2015	% Change
Sales	2,577	2,278	(12%)
Segment Profit	425	462	9%
Segment Margin	16.5%	20.3%	380 bps

•	Sales for the fourth quarter were down (4%) on a core organic basis and down (12%) reported driven by the unfavorable impact of foreign currency and lower raw materials pass-through pricing in Resins & Chemicals. The decrease in core organic sales was primarily driven by lower UOP gas processing, equipment and licensing sales, HPS field products weakness, and lower volume in Resins & Chemicals, partially offset by higher UOP catalyst shipments and higher volume in Fluorine Products.

•	Segment profit for the fourth quarter was up 9% and segment margins increased 380 bps to 20.3%, driven by productivity net of inflation, commercial excellence, and the favorable impact of raw materials pass-through pricing in Resins & Chemicals (pricing model protects profit dollars).

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EST. To participate on the conference call, please dial (877) 780-3381 (domestic) or (719) 325-2336 (international) approximately ten minutes before the 9:30 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2015 earnings call. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EST, January 29, until 12:30 p.m. EST, February 5, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 4078904.

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Q4’15 Results - 5

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

# # #

Q4’15 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Product sales	$7,960	$8,185	$30,695	$32,398
Service sales	2,022	2,081	7,886	7,908
Net sales	9,982	10,266	38,581	40,306

Costs, expenses and other
Cost of products sold (A)	5,649	6,203	21,775	23,889
Cost of services sold (A)	1,268	1,363	4,972	5,068
	6,917	7,566	26,747	28,957
Selling, general and administrative expenses (A)	1,332	1,460	5,006	5,518
Other (income) expense	(4)	(146)	(68)	(305)
Interest and other financial charges	84	82	310	318
	8,329	8,962	31,995	34,488

Income before taxes	1,653	1,304	6,586	5,818
Tax expense	450	329	1,739	1,489

Net income	1,203	975	4,847	4,329

Less: Net income attributable to the noncontrolling interest	9	19	79	90

Net income attributable to Honeywell	$1,194	$956	$4,768	$4,239

Earnings per share of common stock - basic	$1.55	$1.22	$6.11	$5.40

Earnings per share of common stock - assuming dilution	$1.53	$1.20	$6.04	$5.33

Weighted average number of shares outstanding - basic	771.8	783.8	779.8	784.4

Weighted average number of shares outstanding - assuming dilution	780.8	794.1	789.3	795.2

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Below is a reconciliation of Earnings per share to Earnings per share, excluding mark-to-market pension expense. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015 [1]	2014 [1]	2015 [1]	2014 [1]

Earnings per share of common stock - assuming dilution	$1.53	$1.20	$6.04	$5.33
Mark-to-market pension expense	0.05	0.23	0.06	0.23

Earnings per share of common stock - assuming dilution, excluding mark-to-market pension expense	$1.58	$1.43	$6.10	$5.56

1- EPS utilizes weighted average shares outstanding and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 36.1% and 28.1% for 2015 and 2014.

Q4’15 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Net Sales	2015	2014	2015	2014

Aerospace	$3,983	$3,842	$15,237	$15,598

Automation and Control Solutions	3,721	3,847	14,109	14,487

Performance Materials and Technologies	2,278	2,577	9,235	10,221

Total	$9,982	$10,266	$38,581	$40,306

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Profit	2015	2014	2015	2014

Aerospace	$856	$663	$3,218	$2,915

Automation and Control Solutions	616	613	2,313	2,200

Performance Materials and Technologies	462	425	1,935	1,817

Corporate	(54)	(69)	(210)	(236)

Total segment profit	1,880	1,632	7,256	6,696

Other (expense) income (A)	(1)	137	38	269
Interest and other financial charges	(84)	(82)	(310)	(318)
Stock compensation expense (B)	(43)	(44)	(175)	(187)
Pension ongoing income (B)	131	67	430	254
Pension mark-to-market expense (B)	(67)	(249)	(67)	(249)
Other postretirement expense (B)	(10)	(12)	(40)	(49)
Repositioning and other charges (B)	(153)	(145)	(546)	(598)

Income before taxes	$1,653	$1,304	$6,586	$5,818

(A)	Equity income (loss) of affiliated companies is included in segment profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q4’15 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$5,455	$6,959
Accounts, notes and other receivables	8,075	7,960
Inventories	4,420	4,405
Deferred income taxes	—	722
Investments and other current assets	2,103	2,145
Total current assets	20,053	22,191

Investments and long-term receivables	517	465
Property, plant and equipment - net	5,789	5,383
Goodwill	15,895	12,788
Other intangible assets - net	4,577	2,208
Insurance recoveries for asbestos related liabilities	426	454
Deferred income taxes	283	404
Other assets	1,776	1,558
Total assets	$49,316	$45,451

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,580	$5,365
Commercial paper and other short-term borrowings	5,937	1,698
Current maturities of long-term debt	577	939
Accrued liabilities	6,277	6,771
Total current liabilities	18,371	14,773

Long-term debt	5,554	6,046
Deferred income taxes	558	236
Postretirement benefit obligations other than pensions	526	911
Asbestos related liabilities	1,251	1,200
Other liabilities	4,348	4,282
Redeemable noncontrolling interest	290	219
Shareowners’ equity	18,418	17,784
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$49,316	$45,451

Q4’15 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$1,203	$975	$4,847	$4,329
Less: Net income attributable to the noncontrolling interest	9	19	79	90
Net income attributable to Honeywell	1,194	956	4,768	4,239
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	169	168	672	667
Amortization	53	58	211	257
Loss on sale of non-strategic businesses and assets	2	—	1	11
Gain on sale of available for sale investments	—	(116)	—	(221)
Repositioning and other charges	153	145	546	598
Net payments for repositioning and other charges	(208)	(229)	(537)	(530)
Pension and other postretirement (income) expense	(54)	194	(323)	44
Pension and other postretirement benefit payments	(38)	(44)	(122)	(167)
Stock compensation expense	43	44	175	187
Deferred income taxes	31	(123)	315	132
Excess tax benefits from share based payment arrangements	(12)	(31)	(81)	(102)
Other	(98)	(120)	(8)	(327)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	159	357	211	(172)
Inventories	250	79	230	(200)
Other current assets	191	(61)	80	120
Accounts payable	(4)	153	(17)	307
Accrued liabilities	128	332	(667)	181
Net cash provided by operating activities	1,959	1,762	5,454	5,024

Cash flows from investing activities:
Expenditures for property, plant and equipment	(388)	(414)	(1,073)	(1,094)
Proceeds from disposals of property, plant and equipment	12	6	15	18
Increase in investments	(1,013)	(935)	(6,714)	(4,074)
Decrease in investments	2,537	1,164	6,587	3,288
Cash paid for acquisitions, net of cash acquired	(5,043)	—	(5,228)	(4)
Proceeds from sales of businesses, net of fees paid	(2)	3	1	160
Other	(33)	(61)	(102)	(170)
Net cash used for investing activities	(3,930)	(237)	(6,514)	(1,876)

Cash flows from financing activities:
Net increase (decrease) in commercial paper and other short-term borrowings	2,254	(236)	4,265	309
Proceeds from issuance of common stock	36	59	186	265
Proceeds from issuance of long-term debt	12	18	60	97
Payments of long-term debt	(732)	(2)	(880)	(609)
Excess tax benefits from share based payment arrangements	12	31	81	102
Repurchases of common stock	(163)	(235)	(1,884)	(924)
Cash dividends paid	(465)	(409)	(1,726)	(1,510)
Other	—	5	—	(2)
Net cash provided by (used for) financing activities	954	(769)	102	(2,272)

Effect of foreign exchange rate changes on cash and cash equivalents	(91)	(225)	(546)	(339)
Net (decrease) increase in cash and cash equivalents	(1,108)	531	(1,504)	537
Cash and cash equivalents at beginning of period	6,563	6,428	6,959	6,422
Cash and cash equivalents at end of period	$5,455	$6,959	$5,455	$6,959

Q4’15 Results - 10

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow and Calculation of Free Cash Flow Conversion (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Cash provided by operating activities	$1,959	$1,762	$5,454	$5,024
Expenditures for property, plant and equipment	(388)	(414)	(1,073)	(1,094)
Free cash flow	$1,571	$1,348	$4,381	$3,930

Net income, attributable to Honeywell	$1,194	$956	$4,768	$4,239
Pension mark-to-market adjustment, net of tax (A)	43	179	43	179
Net income, attributable to Honeywell, excluding pension mark-to-market adjustment	$1,237	$1,135	$4,811	$4,418

Cash provided by operating activities	$1,959	$1,762	$5,454	$5,024
÷ Net income, attributable to Honeywell	$1,194	$956	$4,768	$4,239
Operating cash flow conversion	164%	184%	114%	119%

Free cash flow	$1,571	$1,348	$4,381	$3,930
÷ Net income, attributable to Honeywell, excluding pension mark-to-market adjustment	$1,237	$1,135	$4,811	$4,418
Free cash flow conversion	127%	119%	91%	89%

(A) Mark-to-market uses a blended tax rate of 36.1% and 28.1% for 2015 and 2014.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We define free cash flow conversion as free cash flow divided by net income, attributable to Honeywell, excluding pension mark-to-market adjustment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q4’15 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Segment Profit	$1,880	$1,632	$7,256	$6,696

Stock compensation expense (A)	(43)	(44)	(175)	(187)
Repositioning and other (A, B)	(158)	(154)	(576)	(634)
Pension ongoing income (A)	131	67	430	254
Pension mark-to-market adjustment (A)	(67)	(249)	(67)	(249)
Other postretirement expense (A)	(10)	(12)	(40)	(49)

Operating Income	$1,733	$1,240	$6,828	$5,831
Pension mark-to-market adjustment (A)	(67)	(249)	(67)	(249)
Operating Income excluding pension mark-to-market adjustment	$1,800	$1,489	$6,895	$6,080

Segment Profit	$1,880	$1,632	$7,256	$6,696
÷ Sales	$9,982	$10,266	$38,581	$40,306
Segment Profit Margin %	18.8%	15.9%	18.8%	16.6%

Operating Income	$1,733	$1,240	$6,828	$5,831
÷ Sales	$9,982	$10,266	$38,581	$40,306
Operating Income Margin %	17.4%	12.1%	17.7%	14.5%

Operating Income excluding pension mark-to-market adjustment	$1,800	$1,489	$6,895	$6,080
÷ Sales	$9,982	$10,266	$38,581	$40,306
Operating Income Margin excluding pension mark-to-market adjustment %	18.0%	14.5%	17.9%	15.1%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q4'15 Results - 12

Honeywell International Inc.

Reconciliation of Core Organic Sales Growth (Unaudited)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2015	2015
Honeywell
Reported sales growth	(3%)	(4%)
Foreign currency translation, acquisitions, divestitures and other	2%	4%
Raw materials pricing in R&C	1%	1%
Core organic sales growth	0%	1%

PMT
Reported sales growth	(12%)	(10%)
Foreign currency translation, acquisitions, divestitures and other	4%	4%
Raw materials pricing in R&C	4%	5%
Core organic sales growth	(4%)	(1%)

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth.

We believe core organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.